UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2011

DUOYUAN PRINTING, INC.
 (Exact name of registrant as specified in its charter)

Wyoming	001-34520	91-1922225
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 Jinyuan Road Daxing Industrial Development Zone Beijing, People’s Republic of China	102600
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 10 6021 2222

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The following is an update from Duoyuan Printing, Inc. (the “Company”) regarding its current financial status, in the absence of the Annual Report on Form 10-K for the year ended June 30, 2010 and the Quarterly Reports on Form 10-Q for the quarters ended September 30 and December 31, 2010, which the Company has been unable to file due to the chain of events following the dismissal of Deloitte Touche Tohmatsu CPA Ltd. as the Company’s independent registered public accounting firm on September 6, 2010, as disclosed on the Current Report on Form 8-K filed on March 18, 2011 (the “Previous 8-K”).

Status of the Company

Notwithstanding the events listed on the Previous 8-K, the Company remains in operation under the guidance of Xiqing DIAO, the Company’s CEO, and the balance of the management team.

While the preparation of financial statements is difficult at this point in time without a completed audit for the year ended June 30, 2010 or an independent public accounting firm engaged, the Company would like to disclose the following highlights:

	Quarter ended	Quarter ended	Year ended	Quarter ended	Quarter ended
Description	March 31, 2010	June 30, 2010	June 30, 2010	Sept. 30, 2010	Dec. 31, 2010
	US$'000	US$'000	US$'000	US$'000	US$'000
Sales	23,403	35,512	134,618	31,628	32,751
Total Assets	222,724	223,043	223,043	247,313	259,758
Cash in hand and at bank less bank borrowings	76,848	51,560	51,560	49,421	55,438
No. of Employees at periods end	1,530	1,612	1,612	1,623	1,543

The information provided in the table above is based on the Company’s internal management accounts and reports, and has not been reviewed by an independent accounting firm nor is this information necessarily based on US GAAP accounting.

This information has been provided in a good faith effort to provide investors with information regarding the Company’s status pending its ability to prepare periodic reports in compliance with SEC and NYSE regulations. There can be no assurance that, when the Company engages an independent public accounting firm, these figures will not be adjusted in a material fashion. Accordingly, investors should exercise caution in relying on these figures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUOYUAN PRINTING, INC.

Date: March 21, 2011

By: /s/Xiqing Diao
Name: Xiqing Diao
Title: Chief Executive Officer

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